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                                         MORGAN & COMPANY
                                         CHARTERED ACCOUNTANTS









                   INDEPENDENT AUDITORS' CONSENT




We consent to the use in the Registration Statement of Princeton Ventures, Inc. on Form SB-2 of our Auditors' Report, dated September 21, 2001, on the balance sheet of Princeton Ventures, Inc. as at June 30, 2001, and the related statement of loss, statement of cash flows, and statement of stockholders' equity for the period from inception on May 16, 2001 to June 30, 2001.

In addition, we consent to the reference to us under the heading
"Interests Of Named Experts And Counsel" in the Registration
Statement.




Vancouver, Canada                         /s/ "Morgan & Company"
October 1, 2001                           Chartered Accountants


Tel: (604) 687-5841      Member of         P.O. Box 10007 Pacific Centre
Fax: (604) 687-0075        ACPA          Suite 1488-700 West Georgia St.
www.morgan-cas.com      International             Vancouver, B.C. V7Y1A1